Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year 2016 Financial Results

MILPITAS, Calif., February 7, 2017 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fourth quarter and full year ended December 31, 2016.

2016 Highlights:

-

Record Memory Sales, Driven by 3D-NAND. Strong market positions with key customers ramping production of 3D-NAND devices led to a near-doubling of last year’s 3D-NAND record revenues and an all-time record in product revenues from the overall memory segment.

-	Record Thin-Film Metrology Sales. Success in expanding our thin-film metrology solutions in both Automated and Integrated systems led to thin-film metrology sales more than doubling year-over-year.
-	Record Integrated Metrology Sales. Market share gains, particularly in 3D-NAND, led to record sales of Integrated Metrology systems, with revenues up over 34% year-over-year.
-	Revenue Growth and Operational Execution Drove Significant Year-Over-Year Improvements in Financial Results.
o	Revenue up 18%
o	Gross Margin improved over 330 basis points; Operating Margin improved over 920 basis points
o	Incremental Gross Margin and Incremental Operating Margin exceeded 70% and 65%, respectively
o	Over $40 million in Free Cash Flow generation

GAAP Results
	Q4 2016	Q3 2016	Q4 2015	FY 2016	FY 2015
Revenues (In millions)	$59.2	$58.7	$42.7	$221.1	$187.4
Gross Margin	52.1%	51.8%	48.7%	51.6%	47.9%
Operating Margin	15.2%	15.4%	-2.4%	13.2%	2.7%
Net Income (loss) (In millions)	$26.7	$7.9	$(1.8)	$44.0	$2.9
Earnings per Diluted Share	$1.04	$0.31	$(0.07)	$1.75	$0.12

Non-GAAP Results
	Q4 2016	Q3 2016	Q4 2015	FY 2016	FY 2015
Gross Margin	52.3%	52.5%	49.8%	52.3%	48.9%
Operating Margin	15.4%	16.1%	1.8%	13.8%	4.6%
Net Income (In millions)	$8.4	$8.3	$0.0	$27.1	$6.4
Earnings per Diluted Share	$0.33	$0.33	$0.00	$1.08	$0.26

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, restructuring charges and certain non-cash tax items.

“Nanometrics’ results for 2016 reflect the significant market share gains we have achieved over the past few years in combination with a relentless focus on operational efficiencies, and mark a financial performance inflection point for the company,” commented Dr. Timothy J. Stultz, president and chief executive officer. “Our year-on-year revenue growth of 18% significantly outperformed overall industry spending, with a balanced revenue profile and meaningful contributions by every leading semiconductor manufacturer and each device type: 3D-NAND, DRAM and Foundry logic. Over the past three years, we have increased revenues by over 50% while keeping operating expenses relatively flat, resulting in incremental operating margins in the 60% to 65% range, well above our target business model. Improvements in our gross margin profile are enabling us to step up our investments in R&D for the development of entirely new technology platforms and applications that can expand our served markets and contribute to future revenue growth – while still delivering solid bottom line performance.

“As we look to 2017, we expect to continue to benefit from strong spending and our robust market share positions in 3D-NAND, while forecasting increasing revenues for both DRAM and Foundry logic compared to 2016. Our flagship Atlas® III system, launched last year into advanced DRAM, has continued to gain traction with multiple additional key accounts and end markets. The customer response to

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

this system has been the strongest we have ever experienced for a newly-introduced product, and is expected to help drive record shipments for Nanometrics in the current quarter and all-time record revenues in the second quarter. Given the number of first-in-fab shipments in our first-quarter shipping plans and the associated delays in timing of revenue recognition, our first-quarter sales are expected to come in at levels similar to the fourth quarter and, at the midpoint of guidance, 23% higher than the same period last year. Importantly, with the recent upbeat investment announcements by our key customers, the growing tailwinds for our business, and our strong position in the fastest-growing segments of our served markets, we believe we are well-positioned to continue to meaningfully outperform the industry, further improve our financial performance, and achieve double-digit growth and record revenues for the full year 2017.”

Fourth Quarter 2016 Summary

Revenues for the fourth quarter of 2016 were $59.2 million, up 0.8% from $58.7 million in the third quarter of 2016, and up 38.6% from $42.7 million in the fourth quarter of 2015.  On a GAAP basis, gross margin was 52.1%, compared to 51.8% in the prior quarter and 48.7% in the year-ago period.  Operating income was $9.0 million, compared to $9.1 million in the prior quarter and an operating loss of $1.0 million in the year-ago period.  The net income, which includes the favorable impact of the change of valuation allowance on certain deferred tax assets of $18.4 million or $0.72 per diluted share, was $26.7 million or $1.04 per diluted share, compared to $7.9 million or $0.31 per diluted share in the prior quarter, and a net loss of $1.8 million or $0.07 per diluted share in the fourth quarter of 2015.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 52.3%, compared to 52.5% in the prior quarter and 49.8% in the year-ago period.  Non-GAAP operating income was $9.1 million compared to $9.5 million in the prior quarter and $0.8 million in the fourth quarter of 2015. Non-GAAP net income, which adjusts for amortization of intangible assets and impact of the change of valuation allowance on deferred tax assets of $18.4 million, was $8.4 million or $0.33 per diluted share, compared to $8.3 million or $0.33 per diluted share in the prior quarter and breakeven in the fourth quarter of 2015.

Full Year 2016 Summary

Revenues were $221.1 million, up 18% from $187.4 million in 2015.  On a GAAP basis, gross margin was 51.6%, compared to 47.9% in 2015, and operating income was $29.1 million, compared to $5.0 million in 2015.  Net income was $44.0 million or $1.75 per diluted share, compared to $2.9 million or $0.12 per diluted share in 2015.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 52.3% compared to 48.9% in 2015.  Non-GAAP operating income, which also excluded restructuring charges in 2015, was $30.6 million, compared to $8.5 million in 2015. Non-GAAP net income, which also adjusts for amortization of intangible assets and the impact of the change of valuation allowance on deferred tax assets of $18.4 million, was $27.1 million or $1.08 per diluted share, compared to $6.4 million or $0.26 per diluted share in 2015.

Deferred Tax Asset Valuation Allowance

In accordance with ASC Topic 740, Income Taxes, the company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the company's U.S. operations, current earnings and anticipated future earnings, that a release of the valuation allowance on its U.S., certain state’s, and Israel’s deferred tax assets, which are comprised of accumulated and unused U.S. tax credits, net operating losses, and other temporary book-tax differences, is required.  The release of a non-cash valuation allowance on the majority of the company's deferred tax assets does not have any impact on its cash, nor does such change in the valuation allowance preclude the company from utilizing its tax losses, tax credits or other deferred tax assets in future periods.

Business Outlook

Management expects first-quarter 2017 revenues in the range of $56 to $61 million, with shipments up significantly from the fourth quarter of 2016. Given the expected mix of revenues in the quarter, gross margin is expected to be in the range of 51% to 52% on both a GAAP and non-GAAP basis. Management expects first-quarter operating expenses to range between $21.6 million and $22.2 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.19 to $0.26 per diluted share on both a GAAP and non-GAAP basis. The significant shipment growth in the first quarter and rapid adoption of the Atlas III is expected to lead to revenues exceeding prior record levels in Q2 and for the full year 2017.

Conference Call Details

A conference call to discuss fourth quarter 2016 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 48634472. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, restructuring charges, and certain non-cash tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Stultz’s quote and under the caption “Business Outlook,” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 26, 2015, as filed with the Securities and Exchange Commission on February 24, 2016, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,062	$38,154
Marketable securities	82,899	44,931
Accounts receivable, net	39,457	37,832
Inventories	38,837	47,749
Inventories-delivered systems	2,457	2,856
Prepaid expenses and other	5,667	6,592
Total current assets	216,379	178,114

Property, plant and equipment, net	44,226	44,493
Goodwill	8,940	9,415
Intangible assets, net	412	1,867
Deferred income tax assets	17,399	1,118
Other assets	474	533
Total assets	$287,830	$235,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,342	$11,675
Accrued payroll and related expenses	12,656	10,097
Deferred revenue	9,168	12,790
Other current liabilities	8,047	8,878
Income taxes payable	813	1,771
Total current liabilities	42,026	45,211

Deferred revenue	816	827
Income taxes payable	841	775
Deferred tax liabilities	20	521
Other long-term liabilities	353	878
Total liabilities	44,056	48,212

Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	271,969	258,715
Accumulated deficit	(22,174)	(66,209)
Accumulated other comprehensive income (loss)	(6,046)	(5,202)
Total stockholders’ equity	243,774	187,328
Total liabilities and stockholders’ equity	$287,830	$235,540

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

Net revenues:
Products	$48,776	$33,255	$185,066	$146,945
Service	10,383	9,428	36,063	40,422
Total net revenues	59,159	42,683	221,129	187,367

Costs of net revenues:
Cost of products	22,766	17,118	85,391	76,224
Cost of service	5,446	4,292	20,160	19,450
Amortization of intangible assets	143	469	1,454	2,026
Total costs of net revenues	28,355	21,879	107,005	97,700
Gross profit	30,804	20,804	114,124	89,667

Operating expenses:
Research and development	7,996	7,806	31,443	32,701
Selling	7,614	7,150	30,181	28,055
General and administrative	6,231	5,543	23,381	22,444
Amortization of intangible assets	-	25	24	114
Restructuring	-	1,322	-	1,380
Total operating expenses	21,841	21,846	85,029	84,694
Income (loss) from operations	8,963	(1,042)	29,095	4,973

Other income (expense):
Interest income	2	9	35	71
Interest expense	(9)	(38)	(285)	(289)
Other income, net	230	73	290	813
Total other income, net	223	44	40	595

Income before income taxes	9,186	(998)	29,135	5,568
Provision for income taxes	(17,468)	816	(14,900)	2,663
Net income (loss)	$26,654	$(1,814)	$44,035	$2,905

Net income per share:
Basic	$1.07	$(0.07)	$1.79	$0.12
Diluted	$1.04	$(0.07)	$1.75	$0.12

Shares used in per share calculation:
Basic	24,949	24,203	24,655	24,059
Diluted	25,514	24,203	25,153	24,375

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2016	December 26, 2015
Cash flows from operating activities:
Net income	$44,035	$2,905
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	8,295	9,075
Stock-based compensation	7,666	6,248
Excess tax benefit from equity awards	1,036	-
Loss on disposal of fixed assets	478	1,121
Inventory write down	2,110	2,645
Deferred income taxes	(16,783)	345
Changes in fair value of contingent consideration	(1,175)	(56)
Changes in assets and liabilities:
Accounts receivable	(2,707)	(12,610)
Inventories	4,526	(16,431)
Inventories-delivered systems	399	(943)
Prepaid expenses and other	905	3,271
Accounts payable, accrued and other liabilities	2,462	4,167
Deferred revenue	(3,634)	1,006
Income taxes payable	(1,928)	828
Net cash provided by operating activities	45,685	1,571

Cash flows from investing activities:
Sales of marketable securities	5,955	3,383
Maturities of marketable securities	38,775	41,863
Purchases of marketable securities	(82,864)	(41,449)
Purchase of property, plant and equipment	(3,999)	(1,846)
Net cash provided by (used in) investing activities	(42,133)	1,951

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(315)	(851)
Proceeds from sale of shares under employee stock option and purchase plans	9,047	3,974
Excess tax benefit from equity awards	(1,036)	-
Taxes paid on net issuance of stock awards	(1,822)	(1,182)
Repurchases of common stock under share repurchase plans	-	(1,721)
Repurchases of common stock - other	(600)	-
Net cash provided by financing activities	5,274	220
Effect of exchange rate changes on cash and cash equivalents	82	(264)
Net increase in cash and cash equivalents	8,908	3,478
Cash and cash equivalents, beginning of period	38,154	34,676
Cash and cash equivalents, end of period	$47,062	$38,154

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2016		September 24, 2016		December 26, 2015		December 31, 2016		December 26, 2015
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$30,804	52.1%	$30,404	51.8%	$20,804	48.7%	$114,124	51.6%	$89,667	47.9%
Non-GAAP adjustments:
Amortization of intangible assets	143	0.2%	434	0.7%	469	1.1%	1,454	0.7%	2,026	1.0%
Non-GAAP gross profit and gross margin, respectively	$30,947	52.3%	$30,838	52.5%	$21,273	49.8%	$115,578	52.3%	$91,693	48.9%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$8,963	15.2%	$9,066	15.4%	$(1,042)	-2.4%	$29,095	13.2%	$4,973	2.7%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	143	0.2%	434	0.7%	469	1.1%	1,454	0.7%	2,026	1.1%
Amortization of intangible assets included in operating expenses	-	-	-	-	25	0.0%	24	0.0%	114	0.1%
Restructuring included in operating expenses	-	-	-	-	1,322	3.1%	-	-	1,380	0.7%
Total non-GAAP adjustments to operating income	143	0.2%	434	0.7%	1,816	4.2%	1,478	0.7%	3,520	1.9%
Non-GAAP operating income and operating margin, respectively	$9,106	15.4%	$9,500	16.1%	$774	1.8%	$30,573	13.8%	$8,493	4.6%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income (loss)	$26,654		$7,883		$(1,814)		$44,035		$2,905
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	143		434		1,816		1,478		3,520
Income tax impact of change of valuation allowance on deferred tax assets	(18,443)		-		-		(18,443)		-
Non-GAAP net income	$8,354		$8,317		$2		$27,070		$6,425

GAAP net income per diluted share	$1.04		$0.31		$(0.07)		$1.75		$0.12

Non-GAAP net income per diluted share	$0.33		$0.33		$0.00		$1.08		$0.26

Shares used in diluted net income per share calculation	25,514		25,282		24,446		25,153		24,375

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided (used in) by operating activities	$11,584		$20,881		$(777)		$45,685		$1,571
Purchase of property and equipment	(650)		(821)		(481)		(3,999)		(1,846)
Free cash flow	$10,934		$20,060		$(1,258)		$41,686		$(275)

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